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                                                                   EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Metrocall, Inc. of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. which is appearing in the current Report on Form 8-K/A of Metrocall, Inc. filed October 1, 1996. We also consent to the references to us under the heading "Experts" in such Statement.


                                        /s/ HUTTON, PATTERSON & COMPANY

                                        HUTTON, PATTERSON & COMPANY

Dallas, Texas
December 30, 1996